                           INDEMNIFICATION AGREEMENT
                           -------------------------


     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of January 4, 1988, by and among GEORGIA KRAFT COMPANY, a Delaware corporation ("Georgia Kraft"), THE MEAD CORPORATION, an Ohio corporation ("Mead"), MEAD COATED BOARD, INC., a Delaware corporation ("Coated Board"), TEMPLE-INLAND INC., a Delaware corporation ("Temple"), INLAND CONTAINER CORPORATION, a Delaware corporation ("Inland"), INLAND CONTAINER CORPORATION I, a Delaware corporation ("Inland I"), and GK TEXAS HOLDING COMPANY, a Delaware corporation ("Texas Holding"), under the following circumstances:

     A. Temple has owned all of the issued and outstanding capital stock of Inland I. Inland I has owned all of the issued and outstanding capital stock of Inland. Inland has owned all of the issued and outstanding capital stock of Texas Holding.

     B. Prior to closing under an Agreement dated as of December 31, 1987 (the "Split-up Agreement") among Georgia Kraft, Mead, Coated Board, Temple, Inland I, Inland and Texas Holding, Georgia Kraft was owned 50% by Mead and 50% by Texas Holding. Pursuant to the Split-up Agreement, Georgia Kraft is transferring certain assets to its wholly-owned subsidiary, Coated Board, and Georgia Kraft is transferring its shares of the capital stock of Coated Board to Mead in exchange for all of Mead's shares of the capital stock of Georgia Kraft (the "Georgia Kraft Transfer"). As a result of the Georgia Kraft Transfer, Coated Board will be a wholly-owned subsidiary of Mead and Georgia Kraft will be an indirect wholly-owned subsidiary of Temple.

     C. Georgia Kraft has entered into various industrial development revenue bond financings listed on the attached Exhibit A (the "Bonds"). The Bonds listed
                                       ---------
on Exhibit A are further identified (i) as those Bonds to accrue to the benefit
   ---------
of and be the responsibility of Temple, Inland I, Inland, Texas Holding and Georgia Kraft (collectively, the "Temple Companies") after the completion of the Georgia Kraft Transfer (the "Temple Bonds") and (ii) those Bonds to accrue to the benefit of and be the responsibility of Mead and Coated Board (collectively, the "Mead Companies") after the completion of the Georgia Kraft Transfer (the "Mead Bonds").

     D. Payment of some of the Bonds will be supported by an Amended Board Purchase Agreement of even date (the "Board Agreement") among Georgia Kraft, Inland and Mead and by guaranties of even date by Mead and Temple (the "Guaranties").

     E. The Mead Companies and the Temple Companies now desire to provide for cross-indemnification relating to events occurring subsequent to the Georgia Kraft Transfer.

     NOW, THEREFORE, Mead, Coated Board, Temple, Inland I, Inland, Texas Holding and Georgia Kraft agree as follows:

     Section 1. Payment of the Mead Bonds. Notwithstanding anything to the
     ------------------------------------
contrary in the Board Agreement, the Guaranties or the documentation relating to the Mead Bonds, the Mead Companies shall be solely responsible for providing for the payment of debt service (including, without limitation, payment of principal, interest and premium) and other amounts due in connection with the Mead Bonds and the Mead Companies shall provide for the payment of debt service and other amounts due in connection with the Mead Bonds. Furthermore, the Mead Companies hereby agree to indemnify and hold the Temple Companies harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, court costs, expenses and attorneys' fees and expenses) arising under, or in connection with, the Mead Bonds (including without limitation under the Board Agreement) subsequent to the Georgia Kraft Transfer. This indemnification shall not be construed as a limitation on any other liability which the Mead Companies (singly or in the aggregate) may otherwise have to the Temple Companies (singly or in the aggregate), provided, however, that in no event shall the Mead Companies be obligated for double indemnification. The Temple Companies, as they are entitled to indemnification pursuant to this Section 1, are hereinafter referred to as the "Indemnified Party."

     Section 2. Payment of the Temple Bonds. Notwithstanding anything to the
     --------------------------------------
contrary in the Board Agreement, the Guaranties or the documentation relating to the Temple Bonds, the Temple Companies shall be solely responsible for providing for the payment of debt service (including, without limitation, payment of principal, interest and premium) and other amounts due in connection with the Temple Bonds and the Temple Companies shall provide for the payment of debt service and other amounts due in connection with the Temple Bonds. Furthermore, the Temple Companies hereby agree to indemnify and hold the Mead Companies harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, court costs, expenses and attorneys' fees and expenses) arising under, or in connection with, the Temple Bonds (including without limitation under the Board Agreement) subsequent to the Georgia Kraft Transfer. This indemnification shall not be construed as a limitation on any other liability which the Temple Companies (singly or in the aggregate) may otherwise have to the Mead Companies (singly or in the aggregate), provided, however, that in no event shall the Temple Companies be obligated for double indemnification. The Mead Companies, as they are entitled to indemnification pursuant to this Section 2, are hereinafter referred to as the "Indemnified Party."

     Section 3. Indemnification Procedure. An Indemnified Party (as defined in
     ------------------------------------
Sections 1 and 2) shall, promptly after the receipt of notice of a claim or the commencement of any action against the Indemnified Party in respect of which indemnification may be sought against the Mead Companies or Temple Companies, as the case may be (in any case the "Indemnifying Party"), notify the Indemnifying Party in writing of such claim or action. In case any such action shall be brought against an Indemnified Party and the Indemnified Party shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party may, or if so requested by the Indemnified Party shall, participate therein or assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of an election to assume the defense thereof, the Indemnified Party shall reasonably cooperate in the defense thereof, including without limitation, the settlement of outstanding claims. The Indemnifying Party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation incurred with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld; provided, however, that unless and until the Indemnifying Party assumes the defense of any such action at the request of the Indemnified Party, the Indemnifying Party shall have the right to participate at its own expense in the defense of any such action. If the Indemnifying Party shall not have employed counsel to have charge of the defense of any such action or if any Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), legal and other expenses incurred by the Indemnified Party shall be borne by the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any settlement of any action or claim without its consent, which consent shall not be unreasonably withheld.

     Section 4. Miscellaneous.
     ------------------------

     (a) Any notice, payment, demand or communication required or permitted under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served on the date such communication is sent for all purposes if telexed, telecopied, or delivered by hand or by recognized overnight courier service addressed as follows:

If to the Temple Companies:         303 South Temple Drive
                                    Drawer N
                                    Diboll, Texas 75941
                                    Attn: Secretary

If to the Mead Companies:             Mead World Headquarters
                                      Courthouse Plaza Northeast
                                      Dayton, Ohio 45463
                                      Attention: Secretary, The Mead Corporation

Any party may from time to time change its address for purposes hereof by giving notice of such change to the other party, but no such change shall be deemed to be effective until notice thereof is actually received by the party to whom it is directed.

     (b) No failure on the part of any party hereto to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     (c) The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

     (d) This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed simultaneously in several counterparts, each of which shall be regarded as an original, and all of which together shall constitute but one and the same instrument.

     (e) The rights and remedies provided by this Agreement are cumulative and the enforcement, use or waiver of any one right or remedy by any party shall not preclude the subsequent use, enforcement or waiver of said right or remedy thereafter.

     (f) The Agreement and all rights and liabilities hereunder shall inure to the benefit of the parties hereto and their respective successors and assigns.

     (g) The invalidity or unenforceability of any provision of this Agreement in a particular respect shall not affect the validity and enforceability of any other provision of this Agreement or of the same provision in any other respect.

     (h) This Agreement shall be construed in accordance with and the legal relations between the parties shall be governed by the laws as applicable to agreements executed and fully performed in the State of Ohio.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.

                                       GEORGIA KRAFT COMPANY


                                       By: /s/ Ben J. Lancashire
                                          -------------------------------------
                                          Chairman

                                       TEMPLE-INLAND INC.


                                       By: /s/ Clifford J. Grum
                                          -------------------------------------
                                                         PRESIDENT


                                       INLAND CONTAINER CORPORATION I

                                       By: /s/ R. D. Erickson
                                          -------------------------------------
                                                         SECRETARY

                                       INLAND CONTAINER CORPORATION


                                       By: /s/ R. D. Erickson
                                          -------------------------------------
                                                       VICE PRESIDENT

                                       GK TEXAS HOLDING COMPANY

                                       By: /s/ M. Richard Warner
                                          -------------------------------------
                                                         Treasurer


                                       MEAD COATED BOARD, INC.


                                       By: /s/ Gregory S. DeWolfe
                                          -------------------------------------


                                       THE MEAD CORPORATION

                                       By: /s/ E. M. Karter
                                          -------------------------------------

                                   EXHIBIT A
                                   ---------


A.   Mead Bonds
     ----------

     1. $3,000,000 Industrial Development Board of the City of Phenix City, Alabama, Industrial Development Revenue Refunding Bonds (Georgia Kraft Project), Series 1977

     2. $18,500,000 Industrial Development Board of the City of Phenix City, Alabama, Solid Waste Disposal Revenue Bonds (Georgia Kraft Company Project), Series 1980

     3. $1,000,000 Industrial Development Board of the City of Phenix City, Alabama, Industrial Development Revenue Bonds (Georgia Kraft Company Project), Series 1983

     4. $500,000 Industrial Development Board of the City of Phenix City, Alabama, Environmental Improvement Revenue Bonds (Georgia Kraft Company Project), Series 1983

     5. $6,850,000 Industrial Development Board of the City of Phenix City, Alabama, Environmental Improvement Revenue Bonds (Georgia Kraft Company Project), Series 1985

     6. $15,370,000 Industrial Development Board of the City of Phenix City, Alabama, Industrial Development Revenue Bonds, Series 1986A (Georgia Kraft Company Project)

B.   Temple Bonds
     ------------

     1. $5,300,000 Development Authority of Floyd County Pollution Control Revenue Bonds (Georgia Kraft Project), Series 1975

     2. $1,000,000 Development Authority of Morgan County Industrial Revenue Bonds (Georgia Kraft Company Project), Series 1978

     3. $3,500,000 Development Authority of Morgan County Environmental Improvement Revenue Bonds (Georgia Kraft Company Project), Series 1979

     4. $14,000,000 Development Authority of Bibb County Environmental Improvement Revenue Bonds (Georgia Kraft Company Project), Series 1979

     5. $5,250,000 Development Authority of Floyd County Environmental Improvement Revenue Bonds (Georgia Kraft Company Project), Series 1985